Exhibit 99.1

TTEC Announces Third Quarter 2023

Financial Results

Third Quarter 2023

Revenue was $603.0 Million, up 1.8 Percent Year-over-Year

Operating Income was $25.4 Million or 4.2 Percent of Revenue

(Non-GAAP Operating Income was $47.3 Million or 7.8 Percent of Revenue)

Net Income was $1.8 Million or 0.3 Percent of Revenue

(Non-GAAP Net Income was $22.9 Million or 3.8 Percent of Revenue)

Adjusted EBITDA was $63.9 Million or 10.6 Percent of Revenue

Fully Diluted EPS was $0.04 (Non-GAAP EPS was $0.48)

Updates Outlook for Full Year 2023

DENVER, November 8, 2023 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital, announced today financial results for the third quarter ended September 30, 2023.

“We delivered against our third quarter plan and continued to support our clients’ strategic CX priorities,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “However, given the dynamic macroeconomic environment and impact from a select number of our clients, we are moderating our financial outlook for the remainder of the year.”

“We remain keenly focused on delivering high quality services and the leading CX technology solutions for our clients while optimizing costs in our business,” Tuchman added. “As we navigate these uncertainties, we remain confident in the attractiveness of the market opportunity, the strength of our client and partner relationships, the dedication of our employees, and our strategy to drive our business forward.”

THIRD QUARTER 2023 FINANCIAL HIGHLIGHTS

Revenue

•	Third quarter 2023 GAAP revenue increased 1.8 percent to $603.0 million compared to $592.5 million in the prior year period.

•	Foreign exchange had a $6.0 million positive impact on revenue in the third quarter of 2023.

Income from Operations

•	Third quarter 2023 GAAP income from operations was $25.4 million, or 4.2 percent of revenue, compared to $35.6 million, or 6.0 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $47.3 million, or 7.8 percent of revenue, compared to $50.2 million, or 8.5 percent for the prior year period.

•	Foreign exchange had a $1.0 million negative impact on Non-GAAP income from operations in the third quarter of 2023.

Adjusted EBITDA

•	Third quarter 2023 Non-GAAP Adjusted EBITDA was $63.9 million, or 10.6 percent of revenue, compared to $68.5 million, or 11.6 percent of revenue in the prior year period.

Earnings Per Share

•	Third quarter 2023 GAAP fully diluted earnings per share was $0.04 compared to $0.53 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $0.48 compared to $0.68 in the prior year period.

CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the third quarter of 2023 was negative $31.7 million compared to a positive $27.5 million for the third quarter 2022.

•	Capital expenditures in the third quarter 2023 were $21.8 million compared to $28.8 million for the third quarter 2022.

•	As of September 30, 2023, TTEC had cash and cash equivalents of $151.6 million and debt of $967.3 million, resulting in a net debt position of $815.7 million. This compares to a net debt position of $787.0 million for the same period 2022. The increase in net debt is primarily attributable to capital distributions and acquisition-related investments, partially offset by positive cash flow from operations.

•	As of September 30, 2023, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $215 million compared to $370 million for the same period 2022.

•	TTEC paid a $0.52 per share, or $24.7 million, semi-annual dividend on October 31, 2023 to shareholders of record on October 16, 2023. This rate of dividend has remained unchanged since the company paid the dividend in October 2022.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Third quarter 2023 GAAP revenue for TTEC Digital increased 14.7 percent to $133.3 million from $116.2 million for the year ago period. Income from operations was $11.9 million or 8.9 percent of revenue compared to operating income of $8.0 million or 6.9 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $19.4 million, or 14.5 percent of revenue compared to operating income of $15.8 million or 13.6 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	Third quarter 2023 GAAP revenue for TTEC Engage decreased 1.4 percent to $469.7 million from $476.3 million for the year ago period. Income from operations was $13.5 million or 2.9 percent of revenue compared to operating income of $27.6 million, or 5.8 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $27.9 million, or 5.9 percent of revenue, compared to operating income of $34.5 million, or 7.2 percent of revenue in the prior year period.

•	Foreign exchange had a $5.8 million positive impact on revenue and $1.0 million negative impact on Non-GAAP income from operations.

BUSINESS OUTLOOK

“We continue to view the long-term fundamentals of our business and the value proposition we provide as exceptionally durable. However, the rapidly changing macroeconomic uncertainties impacted a number of our clients and in turn put downward pressure on our fourth quarter financial outlook. As a result, we updated our full year guidance,” commented Francois Bourret, interim chief financial officer of TTEC.

Bourret continued, “As we are pivoting to 2024, we remain focused on our strategic priorities that deliver improved profitable growth. We look forward to providing our full-year 2024 outlook when we announce our fourth quarter earnings results at the end of February.”

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC Full Year 2023 Outlook

Full Year 2023 Guidance
Revenue	$2,433M — $2,453M
Non-GAAP adjusted EBITDA	$270M — $280M
Non-GAAP adjusted EBITDA margins	11.1% — 11.4%
Non-GAAP operating income	$198M — $208M
Non-GAAP operating income margins	8.1% — 8.5%
Interest expense, net	($73M) — ($75M)
Non-GAAP adjusted tax rate	23% — 25%
Diluted share count	47.4M — 47.6M
Non-GAAP earnings per a share	$2.11 — $2.27

Engage Full Year 2023 outlook

Full Year 2023 Guidance
Revenue	$1,950M — $1,966M
Non-GAAP adjusted EBITDA	$198M — $206M
Non-GAAP adjusted EBITDA margins	10.2% — 10.5%
Non-GAAP operating income	$136M — $144M
Non-GAAP operating income margins	7.0% — 7.3%

Digital Full Year 2023 outlook

Full Year 2023 Guidance
Revenue	$483M — $487M
Non-GAAP adjusted EBITDA	$72M — $74M
Non-GAAP adjusted EBITDA margins	14.9% — 15.2%
Non-GAAP operating income	$62M — $64M
Non-GAAP operating income margins	12.8% — 13.1%

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2023 financial results as reported under GAAP.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition and growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company's 64,400 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. In this release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.  Important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others: the risks related to our business operations and strategy in a competitive market; our ability to innovate and introduce disruptive technologies that would allow us to maintain and grow our market share (e.g., effective adoption of artificial intelligence into our solutions); risks that may arise in connection with events outside of our control (e.g., macroeconomic conditions, geopolitical tensions, outbreaks of infectious diseases); risks inherent in a disruption and cybersecurity of our information technology systems, including as a result of criminal or other unauthorized activity, which can impact our ability to consistently deliver uninterrupted service to our clients or unauthorized access to data, any of which may result in government investigations and enforcement actions, and private legal actions; risks inherent in the delivery of services by employees working from home; our ability to attract and retain qualified personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to properly integrate acquired businesses; our reliance on a relatively small number of TTEC Engage clients to generate the majority of our revenue and our reliance on technology partners to generate a large portion of TTEC Digital’s revenue; the changes in laws and regulations that impact our and our clients’ businesses, including rapidly changing data privacy and data protection laws, healthcare business regulations, and financial and public sector specific regulations; the cost of labor and data privacy litigation and other class action litigation; the risks related to our international operations including the stress that geographic expansion may have on our business, the impact if we are unable to expand geographically to meet our clients’ demand or our clients’ reluctance to expand the delivery of their services in certain parts of the world due to conflict or other disruptions; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

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Investor Relations Contact Paul Miller +1.303.397.8641	Address 6312 S Fiddler’s Green Circle, 100N Greenwood Village, CO 80111	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$602,956	$592,453	$1,836,636	$1,785,429

Operating Expenses:
Cost of services	479,699	450,454	1,427,063	1,361,179
Selling, general and administrative	66,781	75,226	216,129	206,831
Depreciation and amortization	25,595	27,117	76,368	80,061
Restructuring charges, net	1,369	1,113	4,896	4,261
Impairment losses	4,124	2,939	11,083	13,299
Total operating expenses	577,568	556,849	1,735,539	1,665,631

Income From Operations	25,388	35,604	101,097	119,798

Other income (expense), net	(18,298)	(6,100)	(55,309)	(8,218)

Income Before Income Taxes	7,090	29,504	45,788	111,580

Provision for income taxes	(5,294)	(4,489)	(19,318)	(19,797)

Net Income	1,796	25,015	26,470	91,783

Net income attributable to noncontrolling interest	(3,326)	(2,766)	(8,142)	(10,896)

Net (Loss) / Income Attributable to TTEC Stockholders	$(1,530)	$22,249	$18,328	$80,887

Net Income Per Share

Basic	$0.04	$0.53	$0.56	$1.95

Diluted	$0.04	$0.53	$0.56	$1.94

Net (Loss) / Income Per Share Attributable to TTEC Stockholders

Basic	$(0.03)	$0.47	$0.39	$1.72

Diluted	$(0.03)	$0.47	$0.39	$1.71

Income From Operations Margin	4.2%	6.0%	5.5%	6.7%
Net Income Margin	0.3%	4.2%	1.4%	5.1%
Net (Loss) / Income Attributable to TTEC Stockholders Margin	(0.3)%	3.8%	1.0%	4.5%
Effective Tax Rate	74.7%	15.2%	42.2%	17.7%

Weighted Average Shares Outstanding
Basic	47,415	47,207	47,305	47,087
Diluted	47,488	47,314	47,417	47,354

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
TTEC Digital	$133,252	$116,173	$367,764	$342,020
TTEC Engage	469,704	476,280	1,468,872	1,443,409
Total	$602,956	$592,453	$1,836,636	$1,785,429

Income From Operations:
TTEC Digital	$11,925	$8,015	$19,864	$24,971
TTEC Engage	13,463	27,589	81,233	94,827
Total	$25,388	$35,604	$101,097	$119,798

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$151,583	$153,435
Accounts receivable, net	379,755	417,637
Prepaid and other current assets	118,956	133,365
Income and other tax receivables	11,832	45,533
Total current assets	662,126	749,970

Property and equipment, net	192,554	183,360
Operating lease assets	119,544	92,431
Goodwill	806,400	807,845
Other intangibles assets, net	206,800	233,909
Income and other tax receivables, long term	39,595	-
Other assets	141,171	86,447

Total assets	$2,168,190	$2,153,962

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$105,519	$93,937
Accrued employee compensation and benefits	128,731	145,096
Deferred revenue	82,529	87,846
Current operating lease liabilities	37,297	35,271
Other current liabilities	68,721	49,214
Total current liabilities	422,797	411,364

Long-term liabilities:
Line of credit	964,000	960,000
Non-current operating lease liabilities	97,899	69,575
Other long-term liabilities	76,009	79,273
Total long-term liabilities	1,137,908	1,108,848

Redeemable noncontrolling interest	4,310	55,645

Equity:
Common stock	474	472
Additional Paid in Capital	398,384	367,673
Treasury stock	(589,948)	(593,164)
Accumulated other comprehensive income (loss)	(103,039)	(126,301)
Retained earnings	880,328	911,233
Noncontrolling interest	16,976	18,192
Total equity	603,175	578,105

Total liabilities and equity	$2,168,190	$2,153,962

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine months ended	Nine months ended
	September 30,	September 30,
	2023	2022
Cash flows from operating activities:
Net income	$26,470	$91,783
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	76,368	80,061
Amortization of contract acquisition costs	1,596	1,345
Amortization of debt issuance costs	801	735
Imputed interest expense and fair value adjustments to contingent consideration	6,864	2,070
Provision for credit losses	1,677	1,561
Loss on disposal of assets	1,176	1,587
Impairment losses	11,083	13,299
Loss on dissolution of subsidiary	301	-
Deferred income taxes	(12,288)	(8,216)
Excess tax benefit from equity-based awards	1,807	(1,256)
Equity-based compensation expense	16,410	13,240
Loss / (gain) on foreign currency derivatives	552	269
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	34,995	(37,987)
Prepaids and other assets	(1,620)	38,594
Accounts payable and accrued expenses	(8,453)	1,483
Deferred revenue and other liabilities	(44,508)	(79,755)
Net cash provided by operating activities	113,231	118,813

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	246	189
Purchases of property, plant and equipment	(54,722)	(64,564)
Acquisitions	-	(142,420)
Net cash used in investing activities	(54,476)	(206,795)

Cash flows from financing activities:
Proceeds from / (Repayments of) line of credit, net	4,000	164,000
Payments on other debt	(1,929)	(2,568)
Payments of contingent consideration and hold back payments to acquisitions	(37,676)	(9,600)
Dividends paid to shareholders	(24,572)	(23,518)
Payments to noncontrolling interest	(8,407)	(9,562)
Tax payments related to the issuance of restricted stock units	(2,938)	(6,980)
Net cash (used in) / provided by financing activities	(71,522)	111,772

Effect of exchange rate changes on cash and cash equivalents and restricted cash	3,889	(22,226)

(Decrease) / Increase in cash, cash equivalents and restricted cash	(8,878)	1,564
Cash, cash equivalents and restricted cash, beginning of period	167,064	180,682
Cash, cash equivalents and restricted cash, end of period	$158,186	$182,246

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$602,956	$592,453	$1,836,636	$1,785,429

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Income from Operations	$25,388	$35,604	$101,097	$119,798
Restructuring charges, net	1,369	1,113	4,896	4,261
Impairment losses	4,124	2,939	11,083	13,299
Cybersecurity incident related impact, net of insurance recovery	-	(6,833)	(3,210)	(3,164)
Software accelerated amortization	-	2,127	-	2,127
Write-off of acquisition related receivable	-	900	-	900
Property costs not related to operations	744	-	744	-
Grant income for pandemic relief	-	-	40	-
Change in acquisition related obligation	-	-	483	-
Equity-based compensation expenses	6,608	5,357	16,410	13,239
Amortization of purchased intangibles	9,073	9,041	27,083	28,131

Non-GAAP Income from Operations	$47,306	$50,248	$158,626	$178,591

Non-GAAP Income from Operations Margin	7.8%	8.5%	8.6%	10.0%

Depreciation and amortization	16,183	15,949	48,946	49,803
Changes in acquisition contingent consideration	102	2,070	6,864	2,070
Change in escrow balance related to acquisition	-	-	625	-
Loss on dissolution of subsidiary	-	-	301	-
Foreign exchange loss / (gain), net	(373)	(3,708)	839	(8,224)
Other Income (expense), net	687	3,946	(2,232)	11,317

Adjusted EBITDA	$63,905	$68,505	$213,969	$233,557

Adjusted EBITDA Margin	10.6%	11.6%	11.7%	13.1%

Reconciliation of Non-GAAP EPS:

Net Income	$1,796	$25,015	$26,470	$91,783
Add: Asset impairment and restructuring charges	5,493	4,052	15,979	17,560
Add: Equity-based compensation expenses	6,608	5,357	16,410	13,239
Add: Amortization of purchased intangibles	9,073	9,041	27,083	28,131
Add: Cybersecurity incident related impact, net of insurance recovery	-	(6,833)	(3,210)	(3,164)
Add: Software accelerated amortization	-	2,127	-	2,127
Add: Write-off of acquisition related receivable	-	900	-	900
Add: Property costs not related to operations	744	-	744	-
Add: Grant income for pandemic relief	-	-	40	-
Add: Change in acquisition related obligation	-	-	483	-
Add: Changes in acquisition contingent consideration	102	2,070	6,864	2,070
Add: Changes in escrow balance related to acquisition	-	-	625	-
Add: Loss on dissolution of subsidiary	-	-	301	-
Add: Foreign exchange loss / (gain), net	(373)	(3,708)	839	(8,224)
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(590)	(5,787)	(6,974)	(17,963)

Non-GAAP Net Income	$22,853	$32,234	$85,654	$126,459

Diluted shares outstanding	47,488	47,314	47,417	47,354

Non-GAAP EPS	$0.48	$0.68	$1.81	$2.67

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$1,321	$25,015	$25,995	$91,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,256	27,117	76,029	80,061
Other	(58,295)	(24,591)	11,207	(53,031)
Net cash (used in) / provided by operating activities	(31,718)	27,541	113,231	118,813

Less - Total Cash Capital Expenditures	21,768	28,774	54,722	64,564

Free Cash Flow	$(53,486)	$(1,233)	$58,509	$54,249

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q3 23	Q3 22	Q3 23	Q2 22	YTD 23	YTD 22	YTD 23	YTD 22
Income from Operations	$13,463	$27,644	$11,925	$7,960	$81,233	$94,882	$19,864	$24,916
Restructuring charges, net	634	1,086	735	27	2,427	4,121	2,469	140
Impairment losses	4,124	2,728	-	211	8,229	13,088	2,854	211
Cybersecurity incident related impact, net of insurance recovery	-	(6,833)	-	-	(3,210)	(3,164)	-	-
Software accelerated amortization	-	1,702	-	425	-	1,702	-	425
Write-off of acquisition related receivable	-	-	-	900	-	-	-	900
Property costs not related to operations	744	-		-	744	-		-
Grant income for pandemic relief	-	-	-	-	40	-	-	-
Change in acquisition related obligation	-	-	-	-	-	-	483	-
Equity-based compensation expenses	4,327	3,530	2,281	1,827	10,599	8,816	5,811	4,423
Amortization of purchased intangibles	4,649	4,615	4,424	4,426	13,951	12,614	13,132	15,517

Non-GAAP Income from Operations	$27,941	$34,472	$19,365	$15,776	$114,013	$132,059	$44,613	$46,532

Depreciation and amortization	13,807	13,194	2,377	2,755	41,695	40,894	7,252	8,910
Changes in acquisition contingent consideration	102	2,070	-	-	6,864	2,070	-	-
Change in escrow balance related to acquisition	-	-	-	-	625	-	-	-
Loss on dissolution of subsidiary	-	-	-	-	301	-	-	-
Foreign exchange loss / (gain), net	(297)	(3,064)	(76)	(644)	815	(7,146)	24	(1,078)
Other Income (expense), net	578	3,321	108	625	(2,332)	10,415	99	902

Adjusted EBITDA	$42,131	$49,993	$21,774	$18,512	$161,981	$178,292	$51,988	$55,266